Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Agenus Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333 40440, 333-40442, 333-50434, 333-69580, 333-106072, 333-115984, 333-143807, 333-143808, 333-151745, 333-160084, 333-160087, 333-160088, 333-176609, 333-183066, 333-183067, 333-189926, 333-195851, 333-209074, and 333-212889) on Form S-8 and (Nos. 333-161277, 333-163221, 333-189534, 333-195852, 333-199255, 333-203807, 333-206513, 333-208135, 333-208890, 333-209749, 333-209941, and 333-215640) on Form S-3 of Agenus Inc. of our reports dated March 16, 2017, with respect to the consolidated balance sheets of Agenus Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, stockholders’ (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 Annual Report on Form 10 K of Agenus Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 16, 2017